As filed with the Securities and Exchange Commission
                         on July 7, 1998

                                      Registration No.  333-31673
_________________________________________________________________
_________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     _______________________

                             Form S-8
                      Registration Statement
                              Under
                    The Securities Act of 1933

                      Control Devices, Inc.
      (Exact name of Registrant as specified in its charter)

                      Indiana                      01-0490335
             (State of Incorporation)            (IRS Employer
                                              Identification No.)

                     228 Northeast Road
                        Standish, Maine                     04084
          (Address of Principal Executive Offices)        (Zip Code)


                      Control Devices, Inc.
1997 Stock Compensation        Plan
                     (Full title of the plan)

                         Jeffrey G. Wood
                        228 Northeast Road
                         Standish, Maine     04084
             (Name and address of agent for service)

                          (217) 642-0300
  (Telephone number, including area code, of agent for service)

                            Copies to:
                      Philip L. McCool, Esq.
                       Sommer & Barnard, PC
                       4000 Bank One Tower
                      Indianapolis, Indiana
                              46204
                          (317) 630-4000
                    _________________________

                 CALCULATION OF REGISTRATION FEE


                                  Proposed        Proposed       Amount
         Title of                  maximum         maximum         of
        each class      Amount    offering        aggregate      registr-
        of securities   to be      price          offering        ation
     to be registered  registered per share        price          fee
       --------------- ---------  ---------    -------------   --------
Common Shares,
No par value. . .      666,666  $13.8125(1)   $9,208,324.12(1)    $2,716.46

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the Nasdaq National Market on June 30, 1998.

_________________________________________________________________
_________________________________________________________________

                             Part II
        Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

     The documents listed below, and all documents filed by Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on February 13, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on April 27, 1998; and

     (c) The information contained in "Description of Capital Shares" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-09379) filed with the Securities and Exchange Commission on August 1, 1996 is hereby incorporated by reference.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     The validity of the issuance of the Common Shares registered hereby will be passed upon for the Registrant by Sommer &
Barnard, PC, Indianapolis, Indiana, counsel for the Registrant.

Item 6.   Indemnification of Directors and Officers.

     Chapter 37 of the Indiana Business Corporation law, as amended grants to each Indiana corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation's best interest. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. The Registrant's Articles of Incorporation are silent with respect to indemnification, and the Registrant has not authorized or entered into any other agreement with respect to indemnification of officers and directors except Section 7.02 of the Second Amended and Restated Code of By-Laws of the Registrant which reads as follows:

     Clause 7.021. Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (IND. CODE Sections 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 as they have in such chapter of the Indiana Business Corporation Law.

     Clause 7.022. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

     Clause 7.023. Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as or is or was serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

     Clause 7.024. Nonexclusive Provision. The indemnification authorized under Section 7.02 above is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (IND. CODE Sections 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.

     The Registrant currently has a directors' and officers' liability policy with a $5,000,000 limit. The policy covers claims involving violations of federal and state securities laws.



Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

            Exhibit
            Number                       Description

               4 1997 Stock Compensation Plan (incorporated by reference to Exhibit 10.16 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997)

               5            Opinion of Sommer & Barnard, PC

             23.1           Consent of Arthur Andersen LLP

             23.2           Consent of Sommer & Barnard, PC (included in
                            Exhibit 5)

              24            Power of Attorney (included at page II-5)

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
     (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (5) For the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Standish, State of Maine, on the 7th day of July, 1998.


                              Control Devices, Inc.



                              By:  /s/ Jeffrey G. Wood
                                   ------------------------------
                                   Jeffrey G. Wood
                                   Chief Financial Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Atkinson and Jeffrey G. Wood, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution for him in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitute or substitutes any lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on July 7, 1998.

         Signature                           Title
    -------------------                   ------------

/s/ Ralph R. Whitney, Jr.          Director and Chairman of
_____________________________      Board
Ralph R. Whitney, Jr.



/s/ Bruce D. Atkinson              Chief Executive Officer
______________________________     and Director
Bruce D. Atkinson                  Principal Executive Officer


/s/ Jeffrey G. Wood                Chief Financial Officer
______________________________     Principal Financial Officer and
Jeffrey G. Wood                    Principal Accounting Officer


/s/ Charles M. Brennan, III        Director
______________________________
Charles M. Brennan, III


/s/ John D. Cooke                  Director
______________________________
John D. Cooke



/s/ James O. Futterknecht, Jr.     Director
______________________________
James O. Futterknecht, Jr.


/s/ Alan I. Mossberg               Director
______________________________
Alan I. Mossberg



/s/ Forrest E. Crisman, Jr.
______________________________     Director
Forrest E. Crisman, Jr.


/s/ Glenn Scolnik                  Director
______________________________
Glenn Scolnik

                     INDEX TO EXHIBITS FILED
                   TO REGISTRATION STATEMENT ON
                FORM S-8 OF CONTROL DEVICES, INC.



            Exhibit
              No.                    Description
           ---------          ------------------------
               4 1997 Stock Compensation Plan (incorporated by reference to Exhibit 10.16 to the Registrant's Annual Report on Form 10-K for the year ended
                    December 31, 1997)

               5    Opinion of Sommer & Barnard, PC

             23.1   Consent of Arthur Andersen LLP

             23.2   Consent of Sommer & Barnard, PC (included in
                    Exhibit 5)

              24    Power of Attorney (included at page II-5)